UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 17, 2004

Apollo Resources International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Utah (State or other jurisdiction of incorporation)	000-25873 (Commission File Number)	84-1431425 (IRS Employer Identification No.)

3001 Knox Street, Suite 407 Dallas, Texas (Address of principal executive offices)	75205 (Zip Code)

(Registrant’s telephone number, including area code)  (214) 389-2151

Powerball International, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 — Securities and Trading Markets.

Item 3.02.  Unregistered Sales of Equity Securities.

(a) Information pursuant to Item 701Regulation SB:

Date Securities Sold	Title	Amount of Securities Sold
November 17, 2004	Common Stock	1,232,500
December 10, 2004	Common Stock	85,000
December 14, 2004	Common Stock	889,500
December 20, 2004	Common Stock	230,000
January 14, 2005	Common Stock	64,500
February 15, 2005	Common Stock	14,286
February 16, 2005	Common Stock	71,430
February 17, 2005	Common Stock	26,998
February 18, 2005	Common Stock	8,572
February 22, 2005	Common Stock	4,735
February 23, 2005	Common Stock	13,500
February 24, 2005	Common Stock	60,303

(c) Securities sold by the Registrant were sold for cash at an offering price of either $.20 per share or 40% of the market price based on the average closing price of the previous five trading days. Total commissions to sell the securities equaled $100,045.00.

(d)  The securities have been issued pursuant to the exemption provided by Rule 506 of Regulation D promulgated under the Securities Act of 1933.  Each purchaser of the securities either met the requirements of an accredited investor who made informed investment decisions and had access to material information regarding the Registrant or had, in the reasonable belief of the Registrant, such knowledge and experience in financial and business matters as to be able to evaluate the merits and risks of the prospective investment.  The certificates representing the securities bear appropriate legends restricting the transfer of such securities.

(e) The securities sold by the Registrant were not convertible or exchangeable into equity securities nor did they contain warrants or options representing equity securities.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Resources International, Inc.
(Registrant)

Date: March 3, 2005	By:	/s/ Dennis G. McLaughlin, III
Dennis G. McLaughlin, III
Chief Executive Officer